Exhibit 10.9

Certain information has been excluded from this exhibit because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT No 2

TO THE

LICENSE AGREEMENT EFFECTIVE THE 15th Day of October 2015

BETWEEN

STANFORD UNIVERSITY

AND

EPINOMICS

Effective the 27th day of July 2018, THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (“Stanford”), an institution of higher education having powers under the laws of the State of California, and 10X GENOMICS INC. (“10X Genomics”), a corporation having a principal place of business at 7068 Koll Center Parkway, Suite 401, Pleasanton, CA 94566, agree as follows:

1.	BACKGROUND

1.1

Stanford and 10X Genomics are parties to a License Agreement effective October 15th, 2015 (“Original Agreement”) covering “ATAC-seq: Fast and efficient chromatin hypersensitivity mapping in small cell numbers using direct transposition” disclosed in Stanford Docket S12-404.

1.2

The Original Agreement was amended by an Amendment No 1 effective February 1st, 2017 (“Amended Original Agreement”) to add an invention entitled “ATAC-see: a method for integrated imaging and sequencing of the accessible genome” disclosed in Stanford Docket S16-007.

1.3	The Amended Original Agreement was assigned to 10X Genomics on March 7, 2018.

1.4	Stanford and 10X Genomics wish to amend the Amended Original Agreement to:

(A)	Extend the exclusivity term for the Research Field of Use;

(B)	Add Stanford Docket S17-507 “Simultaneous measurement of RNA sequence and accessible chromatin sites in single- and ensemble cells”; and

(C)	Make such other amendments as set forth herein.

2.	AMENDMENT

2.1	The Background provision of the Amended Original Agreement is hereby deleted in its entirety and replaced with the following:

“Stanford has an assignment of an invention related to mapping chromatin regions, also known as “Fast and efficient chromatin hypersensitivity mapping in small cell numbers using direct transposition,” invented in the laboratories of Dr. William Greenleaf and Dr. Howard Chang, and described in Stanford Docket S12-404 (the “Invention”). The Invention was made in the course of research supported by the California Institute of Regenerative Foundation (“CIRM”), The National Institutes of Health (“NIH”), and the Scleroderma Foundation. Dr. Chang was an employee of The Howard Hughes Medical Institute (“HHMI”) and a Stanford faculty member when the Invention was made. Epinomics assigned this Agreement to 10X Genomics on March 7, 2018. Stanford wants to have the Invention perfected and marketed as soon as possible so that resulting products may be available for public use and benefit.”

2.2	Paragraph 2.9 of the Amended Original Agreement is deleted and replaced in its entirety with the following paragraph:

“2.9 “Licensed Patent” means:

(i)	Stanford’s PCT application Serial Number PCT/US2014/38825 filed May 20, 2014 (Stanford Docket S12-404),

(ii)	US patent application Serial Number 62/306,504 filed March 10th, 2016, and PCT application serial number PCT/US2017/021677 (Stanford Docket S16-007),

(iii)	U.S. provisional patent application number 62/626,603 filed February 5th, 2018, and

(iv)

any foreign patent application corresponding to either of the foregoing, and any divisional, continuation, or reexamination application, extension, and each patent that issues or reissues from any of these patent applications.

Any claim of an unexpired Licensed Patent is presumed to be valid unless it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken. “Licensed Patent” excludes any continuation-in-part patent application or patent (each, a “CIP”), and it is agreed that a CIP will only be filed upon mutual consent of the parties.”

2.3	Paragraph 3.2 (B) of the Amended Original Agreement is deleted and replaced in its entirety with the following paragraph:

“(B) Exclusivity in the Research Field of Use. The license in Section 3.1 is Exclusive, including the right to sublicense under Article 4, in the Research Field of Use beginning on the Effective Date and ending on the date of expiration of the Exclusive Term according to Section 3.2 (A) above (the “Research Field Exclusivity Period”).”

2.4

Paragraph 6.1 of the Amended Original Agreement is hereby amended as follows: the last sentence in Paragraph 6.1 (“If Epinomics fails to meet Milestone 6 set forth on Appendix A, Stanford may, in its sole discretion, convert the license in the Research Field of Use to nonexclusive.”) is deleted in its entirety.

2.5	Paragraph 7.6 (A) (2) under “License Maintenance Fee” is deleted and replaced in its entirety by the following:

“7.6 (A) (2)

[***]

2.6	Paragraph 7.8 “Earned Royalty” is deleted and replaced in its entirety by the following:

7.8 “Earned Royalty. Epinomics will pay Stanford earned royalties (Y%) on Net Sales as follows:

[***]

By way of an example only, [***]

2.7	Paragraph 7.9 “Combination Product” is modified as follows: the following sentence is added at the end of Paragraph 7.9:

“If, however, the parties determine that the above formula does not adequately and fairly reflect the contribution of each component in a particular Combination Product(s), then the parties shall negotiate in good faith a modification of the formula for the determination of Net Sales of that Combination Product(s). It is understood by the parties that kits to perform the ATAC-seq reaction will not be treated as Combination Product, but rather, as a whole Licensed Product.”

2.8	Appendix A “Milestones” is deleted and replaced in its entirety by the following:

“Appendix A — Milestones”

1.	By July 15th, 2019, 10x Genomics will have a first sale of reagent kit for performing ATAC-Seq.

2.	By December 15th, 2019, 10x Genomics will establish a strategic partnership/collaboration offering of Licensed Product as a service through its Certified Service Provider network.

3.	By October 15th, 2019, 10x Genomics will reach annual Net Sales of at least $1 million.

4.	By October 15th, 2020, 10x Genomics will reach annual Net Sales of at least $4 million.

5.	By October 15th, 2021, 10x Genomics will have a first sale of version two of a reagent kit for performing ATAC-Seq.

6.	By October 15th, 2023, 10x Genomics will have a first sale of version three of a reagent kit for performing ATAC-Seq.

7.	By October 15th, 2023, 10x Genomics will reach $9 million of cumulative Net Sales.

8.	By October 15th, 2024 if the Exclusive term is extended in accordance with Section 3.2(A) 10x Genomics and Stanford will discuss and agree, in writing, on additional diligence.”

3.	OTHER TERMS

3.1	All other terms of the Amended Original Agreement remain in full force and effect.

3.2

The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

The parties execute this Amendment No 2 by their duly authorized officers or representatives.

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

Signature:	/s/ Mona Wan
Name:	Mona Wan
Title:	Associate Director
Date:	Aug 17, 2018

10X GENOMICS, INC.

Signature:	/s/ Eric S. Whitaker
Name:	Eric S. Whitaker
Title:	General Counsel
Date:	August 17, 2018